EXHIBIT 23a

                                    Consent of

                        Jorden Burt Berenson & Johnson LLP

                  Jorden Burt Boros Cicchetti Berenson & Johnson
                                  Suite 400 East
                        1025 Thomas Jefferson Street, N.W.
                              Washington, D.C. 20007

                                 April 14, 1998

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111

      Re:   Amendment No. 2 to the Registration Statement on Form S-1
            File No.
333-11493

Ladies and Gentlemen:

      We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described herein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission.

                        Very truly yours,

                        /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                        JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP